Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	CardioNet, Inc.
Heather C. Getz
Investor Relations
800-908-7103
investorrelations@cardionet.com

CardioNet, Inc. Reports Second Quarter 2011 Financial Results

Conshohocken, PA — (BUSINESS WIRE) — August 8, 2011 — CardioNet, Inc. (NASDAQ:BEAT), a leading wireless medical technology company with a current focus on the diagnosis and monitoring of cardiac arrhythmias, today reported results for the second quarter ended June 30, 2011.

Second Quarter 2011 Highlights

•                  Generated positive EBITDA for the second consecutive quarter

•                  Achieved positive cash flow for the quarter

•                  Completed Biotel integration and generated positive EBITDA contribution

•                  $45 million in cash and investments as of June 30, 2011, with no outstanding debt

•                  Secured 15 new payor contracts during the quarter

President and CEO Commentary

Joseph Capper, President and Chief Executive Officer of CardioNet, commented: “Our second quarter results demonstrate continued progress toward our goals of improving operational efficiency and positioning the Company for long-term success.  We generated our second consecutive quarter of positive EBITDA, added 15 new payor contracts and completed the integration of Biotel.  While we had an increase in the aggregate number of patients monitored in the quarter across MCOTTM, event and Holter services, we saw a modest shift in our product mix from MCOTTM to event and Holter monitoring.  This shift was driven by our active efforts to no longer service patients without appropriate insurance coverage for MCOTTM as well as overall challenges in the healthcare environment due to lower patient census and ongoing reimbursement pressures.  Our efforts have resulted in improved profitability through higher event and Holter revenue and lower cost of sales.

“The results of operations from our Biotel subsidiary have exceeded our expectations to date and contributed to our initiative to diversify.  Furthermore, with $45 million in cash and no debt, we are poised to make additional acquisitions that would complement our platform and diversify our revenue base.  We have substantially accelerated our business development activity over the last quarter and are currently evaluating several potential opportunities.

“We are committed to building value for our shareholders through the implementation of our business strategy and organizational goals for 2011.  We continue to invest for volume growth with additional sales and marketing resources, as well as by expanding our commercial reimbursement for MCOTTM.  We are excited to begin commercialization of our next generation MCOTTM platform, C5, during the second half of the year.  C5 will reduce our overall cost structure and provide additional ease-of-use features for our patients.  Our MCOT™ technology provides meaningful benefits for physicians, patients and payors, and we remain dedicated to expanding adoption and driving future growth and profitability.”

Second Quarter Financial Results

Revenue for the second quarter 2011 was $31.6 million, a decrease of 0.9% compared to $31.9 million in the second quarter 2010.  The decrease in revenue was primarily due to lower average MCOTTM reimbursement, as well as slightly lower MCOTTM volume which the Company is addressing through increased investment in sales and marketing.  This decrease was partially offset by the inclusion of Biotel revenue.  For the three months ended June 30, 2011, patient revenue was comprised of 37% Medicare and 63% commercial, and patient volume was comprised of 51% Medicare and 49% commercial.

Gross profit for the second quarter 2011 decreased to $18.6 million, or 58.9% of revenue, compared to $20.1 million, or 62.9% of revenue, in the second quarter 2010.  The decline in gross profit is related to the lower average MCOTTM reimbursement, as well as the addition of the lower margin Biotel business.

On a GAAP basis, operating expenses for the second quarter 2011 were $21.7 million, a decrease of 2.7% compared to $22.3 million in the second quarter 2010.  Operating expenses on an adjusted basis declined by 3.4% compared to the prior year quarter, excluding $1.8 million in the second quarter 2011 and $1.7 million in the second quarter 2010 related to restructuring and other nonrecurring charges.  The decrease in operating expenses was driven by a reduction in bad debt expense, as well as the Company’s cost reduction initiatives that were implemented in early 2010.  These reductions were partially offset by the addition of Biotel’s operating expenditures in the quarter.

On a GAAP basis, net loss for the second quarter 2011 was $3.0 million, or a loss of $0.12 per diluted share, compared to a net loss of $2.1 million, or a loss of $0.09 per diluted share, for the second quarter 2010.  Excluding expenses related to restructuring and other nonrecurring charges, adjusted net loss for the second quarter 2011 was $1.2 million, or a loss of $0.05 per diluted share.  This compares to an adjusted net loss of $0.4 million, or a loss of $0.02 per diluted share, for the second quarter 2010, which also excludes the impact of restructuring and other nonrecurring charges.

Liquidity

As of June 30, 2011, the Company had total cash and investments of $45.0 million compared to $45.5 million as of December 31, 2010, a decrease of $0.5 million primarily due to the prepayment of certain expenses that typically occurs in the first half of the year.  As anticipated, accounts receivable increased slightly, with DSO increasing to 85 days.  These increases were due to temporary disruptions in the billing and collections area that resulted from the Company’s proactive efforts to reorganize and restructure this function to better support the business.  The Company expects that these proactive initiatives will contribute to a lower DSO by year end.

Conference Call

CardioNet, Inc. will host an earnings conference call on Monday, August 8, 2011, at 5:00 PM Eastern Time.  The call will be simultaneously webcast on the investor information page of our website, www.cardionet.com.  The call will be archived on our website and will also be available for two weeks via phone at 888-286-8010, access code 16650278.

About CardioNet

CardioNet is a leading provider of ambulatory, continuous, real-time outpatient management solutions for monitoring relevant and timely clinical information regarding an individual’s health. CardioNet’s initial efforts are focused on the diagnosis and monitoring of cardiac arrhythmias, or heart rhythm disorders, with a solution that it markets as Mobile Cardiac Outpatient TelemetryTM (MCOTTM).  More information can be found at http://www.cardionet.com.

Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our growth prospects, the prospects for our products and our confidence in the Company’s future. These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “promises” and other words and terms of similar meaning. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, our ability to complete the integration of Biotel and its operations into our business, the effect of the acquisition on our business operations and financial results, effectiveness of our efforts to address operational initiatives, including cost savings initiatives that affect our business, changes to insurance coverage and reimbursement levels for our products, the success of our sales and marketing initiatives, our ability to attract and retain talented executive management and sales personnel, our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, the continued consolidation of payors, acceptance of our new products and services and patent protection and litigation. For further details and a discussion of these and other risks and uncertainties, please see our public filings with the Securities and Exchange Commission, including our latest periodic reports on Form 10-K and 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	(unaudited)
	June 30, 2011	June 30, 2010

Revenue	$31,637	$31,939
Cost of revenue	13,018	11,835
Gross profit	18,619	20,104
Gross profit %	58.9%	62.9%

Operating expenses:
General and administrative expense	8,985	8,548
Sales and marketing expense	7,395	6,876
Bad debt expense	2,902	4,484
Research and development expense	1,361	1,230
Integration, restructuring and other charges	1,014	1,128
Total operating expenses	21,657	22,266

Loss from operations	(3,038)	(2,162)
Interest and other income, net	36	20

Loss before income taxes	(3,002)	(2,142)
Provision for income taxes	(4)	—
Net loss	$(3,006)	$(2,142)

Loss per Share:
Basic	$(0.12)	$(0.09)
Diluted	$(0.12)	$(0.09)

Weighted Average Shares Outstanding:
Basic	24,401	24,083
Diluted	24,401	24,083

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

	Six Months Ended
	(unaudited)
	June 30, 2011	June 30, 2010

Revenue	$65,636	$63,755
Cost of revenue	26,670	23,584
Gross profit	38,966	40,171
Gross profit %	59.4%	63.0%

Operating expenses:
General and administrative expense	18,660	18,225
Sales and marketing expense	15,460	14,873
Bad debt expense	5,292	9,124
Research and development expense	3,043	2,473
Integration, restructuring and other charges	1,138	3,073
Total operating expenses	43,593	47,768

Loss from operations	(4,627)	(7,597)
Interest and other income, net	73	24

Loss before income taxes	(4,554)	(7,573)
Provision for income taxes	(4)	—
Net loss	$(4,558)	$(7,573)

Loss per Share:
Basic	$(0.19)	$(0.32)
Diluted	$(0.19)	$(0.32)

Weighted Average Shares Outstanding:
Basic	24,350	24,011
Diluted	24,350	24,011

Summary Financial Data

(In Thousands)

	June 30, 2011	December 31, 2010
	(unaudited)

Cash and investments	$44,977	$45,484
Accounts receivable, net	26,276	24,978
Other receivables, net	2,845	3,041
Days sales outstanding	85	78
Working capital	63,730	60,634
Total assets	152,248	156,692
Total debt	—	—
Total shareholders’ equity	133,031	134,928

	Three Months Ended
	June 30, 2011	June 30, 2010

Stock compensation expense	$1,231	$948

	Six Months Ended
	June 30, 2011	June 30, 2010

Stock compensation expense	$2,380	$1,866

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Per Share Amounts)

In accordance with Regulation G of the Securities and Exchange Commission, the table set forth below reconciles certain financial measures used in this press release that were not calculated in accordance with generally accepted accounting principles, or GAAP, with the most directly comparable financial measure calculated in accordance with GAAP.

	Three Months Ended
	(unaudited)
	June 30, 2011	June 30, 2010
Operating loss — GAAP	$(3,038)	$(2,162)

Nonrecurring charges (a)	1,816	1,726

Adjusted operating loss	$(1,222)	$(436)

Net loss — GAAP	$(3,006)	$(2,142)

Nonrecurring charges (net of income taxes of $0 and $0, respectively) (a)	1,816	1,726

Adjusted net loss	$(1,190)	$(416)

Loss per diluted share — GAAP	$(0.12)	$(0.09)

Nonrecurring charges per share (a)	0.07	0.07

Adjusted loss per diluted share	$(0.05)	$(0.02)

(a)          In the second quarter of 2011, we incurred $1.5 million of nonrecurring charges largely related to the integration of Biotel’s operations, as well as $0.3 million for the forfeiture and acceleration of certain options.  In the second quarter of 2010, we incurred $1.1 million of severance and other exit costs related to the restructuring of our sales and service organizations, as well as $0.6 million of other nonrecurring charges.

	Three Months Ended
	June 30, 2011	June 30, 2010

Cash provided by operating activities	$3,389	$5,624
Capital expenditures	(1,280)	(1,248)
Free cash flow	2,109	4,376

	Three Months Ended
	June 30, 2011	June 30, 2010

Operating loss — GAAP	$(3,038)	$(2,162)
Depreciation and amortization expense	3,310	3,185
EBITDA	272	1,023

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Per Share Amounts)

In accordance with Regulation G of the Securities and Exchange Commission, the table set forth below reconciles certain financial measures used in this press release that were not calculated in accordance with generally accepted accounting principles, or GAAP, with the most directly comparable financial measure calculated in accordance with GAAP.

	Six Months Ended
	(unaudited)
	June 30, 2011	June 30, 2010
Operating loss — GAAP	$(4,627)	$(7,597)

Nonrecurring charges (a)	2,869	4,147

Adjusted operating loss	$(1,758)	$(3,450)

Net loss — GAAP	$(4,558)	$(7,573)

Nonrecurring charges (net of income taxes of $0 and $0, respectively) (a)	2,869	4,147

Adjusted net loss	$(1,689)	$(3,426)

Loss per diluted share — GAAP	$(0.19)	$(0.32)

Nonrecurring charges per share (a)	0.12	0.18

Adjusted loss per diluted share	$(0.07)	$(0.14)

(a)          In the first six months of 2011, we incurred $2.3 million of nonrecurring charges largely related to the integration of Biotel’s operations, as well as $0.6 million for the forfeiture and acceleration of certain options.  In the first six months of 2010, we incurred $2.7 million of severance and other exit costs related to the restructuring of our sales and service organizations and management changes, as well as $1.4 million of other charges largely related to our class action and Biotel law suits.

	Six Months Ended
	June 30, 2011	June 30, 2010

Cash provided by operating activities	$1,149	$2,672
Capital expenditures	(1,676)	(2,726)
Free cash flow	(527)	(54)

	Six Months Ended
	June 30, 2011	June 30, 2010

Operating loss — GAAP	$(4,627)	$(7,597)
Depreciation and amortization expense	6,723	6,382
EBITDA	2,096	(1,215)